SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 16, 2004

Date of Report (Date of earliest event reported)

PENNROCK FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15040	23-2400021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1060 Main Street, P.O. Box 580, Blue Ball, Pennsylvania	17506
(Address of principal executive offices)	(Zip Code)

(717) 354-4541

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

On November 16, 2004, PennRock Financial Services Corp. (the “Company”) and Community Banks, Inc. (“Community”) announced that they had entered into an agreement, dated as of November 16, 2004 (the “Agreement”), which sets forth the terms and conditions pursuant to which the Company will be merged with and into Community (the “Merger”). On the same day, the Company conducted a telephone conference for the investment community and participated in and issued communications to the employees of the Company and of Community.

Completion of the Merger is subject to a number of customary conditions, including, but not limited to: (i) the approval of the Agreement by the shareholders of the Company, (ii) approval of the Agreement by the shareholders of Community, and (iii) the receipt of the required regulatory approvals of the Merger.

The press release issued by the Company and Community with respect to the announcement of the above-described transaction, investor presentation and presentation to employees are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference in their entirety.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

The following exhibits are filed herewith:

99.1	Press Release of PennRock Financial Services Corp. and Community Banks, Inc. dated November 16, 2004.

99.2	Investor Presentation.

99.3	Presentation to Employees of PennRock Financial Services Corp.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNROCK FINANCIAL SERVICES CORP.

Dated: November 16, 2004

	By:	/s/ Melvin Pankuch
Melvin Pankuch
Executive Vice President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit Number
99.1	Press Release of PennRock Financial Services Corp. and Community Banks, Inc. dated November 16, 2004

99.2	Investor Presentation

99.3	Presentation to Employees of PennRock Financial Services Corp.

4